EXHIBIT 99.3

                                      PROXY

                         SPECIAL MEETING OF SHAREHOLDERS
                        OF SOUTHERN ARIZONA BANCORP, INC.

                                  MAY __, 1996

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                  The undersigned hereby appoints Stephen P. Shadle, and John E. Byrd, and each of them, as proxies of the undersigned to vote as designated below on behalf of the undersigned as a holder of Southern Arizona Common Stock and to vote as designated below all shares of the common capital stock of Southern Arizona Bancorp, Inc. (the "Southern Arizona Common Stock") that the undersigned held of record on April __, 1996, which the undersigned is entitled to vote, at the special meeting of shareholders to be held May ___, 1996, or at any postponement or adjournment thereof, for the purpose of considering and acting on the proposal to approve the Agreement and Plan of Reorganization dated January 17, 1996 (the "Plan of Reorganization"), among Zions Bancorporation ("Zions"), National Bank of Arizona ("NBA"), Southern Arizona Bancorp, Inc. ("Southern Arizona") and Southern Arizona Bank (the "Bank") which provides for the merger of Southern Arizona into Zions, the merger of the Bank into NBA, and the conversion of each outstanding share of Southern Arizona Common Stock into the right to receive that number of shares of Zions Common Stock calculated by dividing the Benchmark Price (as defined in the Plan of Reorganization) of $25,330,000 plus certain accretions by the average closing price (as defined in the Plan of Reorganization) of Zions and by further dividing the number so reached by the total number of shares of Southern Arizona Common Stock issued and outstanding as of the Effective Date of the Plan of Reorganization. Each Proxy shall have full power of substitution. Approval of the Plan of Reorganization requires the affirmative vote of at least two-thirds of the holders of Southern Arizona Common Stock and at least two-thirds of the outstanding shares of Southern Arizona Common Stock. The act by a majority of the Proxies or their substitutes present at the meeting shall control; however, if only one proxy be present, that one shall have all powers hereunder.

The Directors recommend a vote FOR Proposal:

    1.  Approval of the Plan of Reorganization.

     -----          -----              -----
     |   |  FOR     |   |  AGAINST     |   |  ABSTAIN
     -----          -----              -----

       A vote by the undersigned in one of the above boxes will constitute a vote by the undersigned as a holder of Southern Arizona Common Stock and also a vote of the undersigned's shares of Southern Arizona Common Stock.

    2. The Proxies, in their discretion, are authorized to vote on such other business as may properly come before the meeting.
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       When properly completed,  this proxy will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted FOR the approval of the Plan of Reorganization.

                           (Each person whose name is on the Southern Arizona Common Stock certificate should sign below in the same manner in which such person's name appears. If signing as a fiduciary, give title.)

                                    -----------------------------------
                                    Signature



                                    -----------------------------------
                                    Printed Name


                                    Dated:
                                           ----------------------------
                                           Please date, sign,
                                           and return promptly



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